Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Health Connect Acquisitions Holdings LLC

Address of Joint Filer:	c/o Senior Connect Acquisition Corp. I
7114 East Stetson Drive, Suite 400
Scottsdale, AZ 85251

Relationship of Joint Filer to Issuer:	10% Owner, Director by Deputization

Issuer Name and Ticker or Trading Symbol:	Senior Connect Acquisition Corp. I [SNRH]

Date of Event Requiring Statement:
(Month/Day/Year):	12/10/2020

Name of Joint Filer:	Richard Burke

Address of Joint Filer:	c/o Senior Connect Acquisition Corp. I
7114 East Stetson Drive, Suite 400
Scottsdale, AZ 85251

Relationship of Joint Filer to Issuer:	Chairman, Chief Executive Officer

Issuer Name and Ticker or Trading Symbol:	Senior Connect Acquisition Corp. I [SNRH]

Date of Event Requiring Statement:
(Month/Day/Year):	12/10/2020

Name of Joint Filer:	Isaac Applbaum

Address of Joint Filer:	c/o Senior Connect Acquisition Corp. I
7114 East Stetson Drive, Suite 400
Scottsdale, AZ 85251

Relationship of Joint Filer to Issuer:	Director, President

Issuer Name and Ticker or Trading Symbol:	Senior Connect Acquisition Corp. I [SNRH]

Date of Event Requiring Statement:
(Month/Day/Year):	12/10/2020

Name of Joint Filer:	Ryan Matthew Burke

Address of Joint Filer:	c/o Senior Connect Acquisition Corp. I
7114 East Stetson Drive, Suite 400
Scottsdale, AZ 85251

Relationship of Joint Filer to Issuer:	Director, Chief Financial Officer

Issuer Name and Ticker or Trading Symbol:	Senior Connect Acquisition Corp. I [SNRH]

Date of Event Requiring Statement:
(Month/Day/Year):	12/10/2020